UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2007
Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

One Upland Road
Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On November 1, 2007, Aspect Medical Systems, Inc. (the “Company”) entered into Amendment No. 2 to Rights Agreement (the “Amendment”) with Computershare Trust Company, N.A., formerly EquiServe Trust Company, N.A. (the “Rights Agent”), which amends that certain Rights Agreement dated November 29, 2004 by and between the Company and the Rights Agent, as amended on May 23, 2005 (the “Rights Agreement”). The Rights Agent also serves as the transfer agent for the Company.
     The Rights Agreement generally provides that an Acquiring Person (as defined in the Rights Agreement) shall mean any person, who or which, together with its affiliates and associates, directly or indirectly, becomes the Beneficial Owner (as defined in the Rights Agreement) of 17.5% or more of the shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”), then outstanding, but shall not include, among other things, any Exempted Person (as defined in the Rights Agreement). Pursuant to the Amendment:
•	an Exempted Person shall mean any person that would be deemed an Acquiring Person solely as a result of being the Beneficial Owner of shares of Common Stock issuable, but not yet issued, upon conversion or exchange of the Company’s 2.50% Convertible Senior Notes due 2014 (the “Notes”), unless and until such time as such person, together with its affiliates and associates, directly or indirectly, becomes the beneficial owner of 21.0% or more of the shares of Common Stock then outstanding, in which event such person shall immediately cease to be an Exempted Person; and

•	the definition of Exempted Person has been amended to remove references to Boston Scientific Corporation, such that the percentage of Beneficial Ownership of the Common Stock held by Boston Scientific Corporation for purposes of determining whether it is an Acquiring Person shall be 17.5% and not 28.5%, as was previously the case.
      This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 4.1 and incorporated herein by reference.
Item 3.03. Material Modifications to Rights of Security Holders
      See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 1, 2007, the board of directors of the Company adopted an amendment (the “By-laws Amendment”) to Article 4 of the Company’s Amended and Restated By-laws (the “By-laws”), effective as of November 1, 2007, to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The By-laws Amendment also provides that each registered stockholder shall be entitled to a stock certificate upon request to the transfer agent or registrar of the Company.

Item 9.01. Financial Statements and Exhibits
(d)	See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: November 1, 2007	By:	/s/ Michael Falvey
Michael Falvey
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Amended and Restated By-laws Aspect Medical Systems, Inc.

4.1	Amendment No. 2 to Rights Agreement, dated as of November 1, 2007, between Aspect Medical Systems, Inc. and Computershare Trust Company, N.A.